EXHIBIT 10.16
Revenue
Stamp
June 20, 2005
Loan Agreement

This Loan Agreement is made and entered into by and between EFC Co., Ltd., as the lessor and ECOSS, Inc. as the lessee. The parties hereto hereby agree as follows:

Article 1 (Loan)
The lessee loaned JPY 20,000,000 from the lessor by promising that the lessee will pay back the amount. Provided, however, that the loan date shall be June 20, 2005.

Article 2 (Repayment)
The repayment period for the loan in the preceding article shall be as stated on the attached Loan Repayment Schedule, and the lessee shall make repayment by remitting to the bank account designated by the lessor.

Article 3 (Interest)
Interest shall be three (3) percent per annum on the principal, and the applicable interest shall be paid by bank remittance to the bank account designated by the lessor on the payment date for the interest as per enclosure.

Article 4 (Delinquency Charges)
In the event the lessee has lost the benefit of term, the lessee shall pay a delinquent payment at the rate of seven (7) percent per annum from the day of the forfeiture of profit to complete settlement.

Article 5 (Forfeiture of Profits for the Term)
In the event of any one of the following, the lessee shall lose the benefit of term without requiring notification from the lessor and shall immediately pay to the lessor the principal at that time.
1.	When the lessee falls one month or more into arrears with the payment of the principal or interest thereof;
2.	In the event of application for forcible execution, executive injunction, or auction with regard to other liabilities of the lessee or declaration of bankruptcy;
3.	In the event the lessee is subject to disposition for failure to pay taxes and other public charges; and
4.	In the event a draft or check drawn, endorsed, or guaranteed by the lessee has been dishonored.

Article 6 (Agreed Jurisdiction)
The parties hereto have agreed that any disputes arising among them relating to this Agreement shall be settled in a district court in the area where the lessor resides, which shall assume exclusive jurisdiction as the installment court of first instance.

IN WITNESS WHEREOF, two (2) copies of this Agreement shall be made, and the parties hereto shall, after signing and affixing seals to the two copies, retain one copy each respectively.

Loan Repayment Schedule

ECOSS Inc.
1-14-6 Dougenzaka, Shibuya-ku, Tokyo, Japan

EFC Co., Ltd.,
1-14-6 Dougenzaka, Shibuya-ku, Tokyo, Japan

Contract Amount	Expiry Date of Contract	Date of Contract	Interest Rate	Interest Payment Method
20,000,000	April 1, 2007	June 20, 2005	3.00%	Pay Later

Times	Date	Total of Principal & Interest	Installment repayment amount	Interest Amount	Basic				New Balance
					Principal	From	To	Interest Rate
0	20-Jun-05	-	-	-				3.00%	20,000,000
1	30-Jun-05	1,018,082	1,000,000	18,082	20,000,000	20-Jun-05	30-Jun-05	3.00%	19,000,000
2	1-Aug-05	1,049,972	1,000,000	49,972	19,000,000	30-Jun-05	1-Aug-05	3.00%	18,000,000
3	31-Aug-05	1,044,383	1,000,000	44,383	18,000,000	1-Aug-05	31-Aug-05	3.00%	17,000,000
4	30-Sep-05	1,041,917	1,000,000	41,917	17,000,000	31-Aug-05	30-Sep-05	3.00%	16,000,000
5	31-Oct-05	1,040,767	1,000,000	40,767	16,000,000	30-Sep-05	31-Oct-05	3.00%	15,000,000
6	30-Nov-05	1,036,986	1,000,000	36,986	15,000,000	31-Oct-05	30-Nov-05	3.00%	14,000,000
7	4-Jan-06	1,040,273	1,000,000	40,273	14,000,000	30-Nov-05	4-Jan-06	3.00%	13,000,000
8	31-Jan-06	1,028,849	1,000,000	28,849	13,000,000	4-Jan-06	31-Jan-06	3.00%	12,000,000
9	28-Feb-06	1,027,616	1,000,000	27,616	12,000,000	31-Jan-06	28-Feb-06	3.00%	11,000,000
10	31-Mar-06	1,028,027	1,000,000	28,027	11,000,000	28-Feb-06	31-Mar-06	3.00%	10,000,000
11	1-May-06	1,025,479	1,000,000	25,479	10,000,000	31-Mar-06	1-May-06	3.00%	9,000,000
12	30-Jun-06	1,044,383	1,000,000	44,383	9,000,000	1-May-06	30-Jun-06	3.00%	8,000,000
13	31-Jul-06	1,020,383	1,000,000	20,383	8,000,000	30-Jun-06	31-Jul-06	3.00%	7,000,000
14	31-Aug-06	1,017,835	1,000,000	17,835	7,000,000	31-Jul-06	31-Aug-06	3.00%	6,000,000
15	2-Oct-06	1,015,780	1,000,000	15,780	6,000,000	31-Aug-06	2-Oct-06	3.00%	5,000,000
16	31-Oct-06	1,011,917	1,000,000	11,917	5,000,000	2-Oct-06	31-Oct-06	3.00%	4,000,000
17	30-Nov-06	1,009,863	1,000,000	9,863	4,000,000	31-Oct-06	30-Nov-06	3.00%	3,000,000
18	4-Jan-07	1,008,630	1,000,000	8,630	3,000,000	30-Nov-06	4-Jan-07	3.00%	2,000,000
19	28-Feb-07	1,009,041	1,000,000	9,041	2,000,000	4-Jan-07	28-Feb-07	3.00%	1,000,000
20	1-Apr-07	1,002,630	1,000,000	2,630	1,000,000	28-Feb-07	1-Apr-07	3.00%	-